Exhibit 8

Subsidiaries of the Registrant

Name

Jurisdiction of Incorporation

Percentage Ownership

Feishang Mining Holdings Limited

British Virgin Islands

100% (held by Registrant)

Wuhu Feishang Mining Development Co. Ltd.

People’s Republic of China

100% (held by Feishang Mining)

Yunnan Feishang Mining Development Co. Ltd.

People’s Republic of China

100% (held by Wuhu)

Yangpu Lianzhong Mining Co. Ltd.

People’s Republic of China

100% (held by China Coal)

Mark Faith Technology Development Limited

Hong Kong Special

60% (held by Registrant)

Administrative Region

Bayannaoer City Feishang Copper Company

People’s Republic of China

100% (held by Mark Faith)

Limited

Sunwide Capital Limited

British Virgin Islands

100% (held by Registrant)

Silver Moon Technologies Limited

British Virgin Islands

80% (held by Registrant)

FMH Corporate Services Inc.

Florida

100% (held by Registrant)

China Coal Mining Investments Limited

Hong Kong Special

100% (held by Registrant)

Administrative Region

Newhold Investments Limited

British Virgin Islands

100% (held by Registrant)

Feishang Yongfu Mining Limited

Hong Kong Special

100% (held by Newhold)

Administrative Region

Hainan Yangpu Shuanghu

People’s Republic of China

100% (held by Feishang

Enterprise Development Co Ltd

Yongfu)

Guizhou Yongfu Mining Co Ltd

People’s Republic of China

70% (held by Yangpu

Shuanghu)

Feishang Management and Consulting Co.

People’s Republic of China

100% (held by Yunnan

Limited

Mining)